Exhibit 99.1

GIANT HOLDINGS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints [●] and [●], and each of them with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of Common Stock of Giant Holdings, Inc. (“GHI”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of GHI to be held at [●], local time, on [●], 2017 at [●], Florida and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the Agreement and Plan of Merger dated November 7, 2016, as amended December 7, 2016, by and between Giant Holdings, Inc., Landmark Bank, N.A., Home BancShares, Inc. and Centennial Bank as described in the accompanying proxy statement/prospectus (the “Merger Proposal”).

For             Against             Abstain

2. To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of Proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

For            Against             Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Merger Proposal and FOR the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE

AND RETURN ON OR BEFORE [●],

2017 IN THE ENVELOPE FURNISHED

☐ Please check box if you plan to attend Special Meeting in person.	(Signature of Shareholder)
(Print Name of Shareholder)

Indicate Number of Shares

Date: , 2017

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.